United States

Securities And Exchange Commission

Washington, DC 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2016

Manhattan Associates, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	0-23999	58-2373424
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Windy Ridge Parkway, Tenth Floor, Atlanta, Georgia

30339

(Address of Principal Executive Offices)

(Zip Code)

(770) 955-7070

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Dan J. Lautenbach’s retirement from the Board of Directors of Manhattan Associates, Inc. (the “Company”), on May 12, 2016, the Company entered into a Consulting Agreement with Mr. Lautenbach (the “Consulting Agreement”), under which Mr. Lautenbach will provide consulting services as an independent contractor to the Board of Directors of the Company, from time to time at the request of the Chairman, for a transitional period through May 11, 2017. Under the terms of the Consulting Agreement, Mr. Lautenbach will receive $100,000, in quarterly installments, and be reimbursed for reasonable expenses in connection with his services. The Consulting Agreement also contains confidentiality provisions.

A copy of the Consulting Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement.

Item 5.07Submission of Matters to a Vote of Security Holders.

On Thursday, May 12, 2016, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”) in Atlanta, Georgia.  As of the record date, March 25, 2016, there were 72,136,663 shares of common stock entitled to vote at the Annual Meeting.  There were present at the Annual Meeting, in person or by proxy, holders of 67,948,282 shares, representing approximately 94% of the common stock entitled to vote at the Annual Meeting.

The matters considered and voted on by the Company’s shareholders at the Annual Meeting, the votes cast for, withheld or against, and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below:

Proposals	Term Expires	Number of Votes
		For	Withheld	Abstained	Broker Non-Votes
1. Election of Class III Directors
John J. Huntz, Jr.	2019	61,972,853	1,285,355	664,779	4,025,295
Thomas E. Noonan	2019	62,197,452	1,062,150	663,385	4,025,295
John H. Heyman	2019	63,474,185	47,281	401,521	4,025,295

The nominees for Class III Directors were elected.

Continuing Class I Directors serving until the 2017 Annual Meeting of Shareholders are Brian J. Cassidy and Eddie Capel.

Continuing Class II Directors serving until the 2018 Annual Meeting of Shareholders are Deepak Raghavan and Edmond I. Eger III.

	Number of Votes
	For	Against	Abstained	Broker Non-Votes
2. Non-binding resolution to approve the compensation of the Company’s named executive officers.	62,802,700	1,055,004	65,283	4,025,295

3. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.	67,492,771	429,356	26,155	0
4. Re-approval of the specified performance criteria for performance-based awards under the 2007 Stock Incentive Plan, as amended.	61,119,209	2,745,382	58,396	4,025,295
5. Approval of the 2016 Annual Cash Bonus Plan.	61,907,280	1,955,508	60,199	4,025,295

The four proposals set forth above passed.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
10.1	Consulting Agreement, dated May 12, 2016, by and between the Registrant and Dan Lautenbach

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Manhattan Associates, Inc.

By:	/s/ Dennis B. Story
Dennis B. Story
Executive Vice President, Chief Financial Officer
and Treasurer

Dated:  May 13, 2016

EXHIBIT INDEX

Exhibit Number	Description
10.1	Consulting Agreement, dated May 12, 2016, by and between the Registrant and Dan Lautenbach